Exhibit 99.1

NEWS RELEASE

POPEYES LOUISIANA KITCHEN, INC. REPORTS FISCAL 2013 RESULTS;

PROVIDES FISCAL 2014 GUIDANCE

ATLANTA - Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today reported results for fiscal 2013 which ended December 29, 2013. The Company also provided guidance for fiscal 2014 as well as an update on its Strategic Plan.

Popeyes Louisiana Kitchen, Inc. Chief Executive Officer Cheryl Bachelder stated “Popeyes momentum continued to accelerate in 2013. Our market share of the domestic chicken QSR category grew to 20.8%. We opened 194 new restaurants — the highest opening count in 15 years. Over 550 domestic restaurants were remodeled, bringing the total to more than 60% of the domestic system in the new Popeyes Louisiana Kitchen image. These accomplishments reflect our disciplined execution of our strategic plan and our exceptional alignment with our franchisees. Looking forward, we will continue to invest in building leader capabilities to support our ambition of becoming a best in class employer, consistently delivering superior service to our guests.”

Fiscal 2013 Highlights

Earnings:

•	Reported net income was $34.1 million, or $1.41 per diluted share.

•	Adjusted earnings per diluted share were $1.43 compared to $1.24 in 2012.

•	Fiscal 2013 adjusted EPS included $0.12 in net non-recurring conversion and franchise fees.

•	Fiscal 2012 adjusted EPS included approximately $0.01 for the 53rd week of operations.

Same-store Sales:

•	Global same-store sales increased 3.7%, compared to a 6.9% increase in 2012, for a two-year growth rate of 10.6%.

•	Total domestic same-store sales increased 3.6%, compared to 7.5% last year.

•	Company-operated restaurant same-store sales increased 2.3%, compared to 5.3% last year.

•	International same-store sales increased 4.7%, compared to 2.6% last year.

•	For five consecutive years, our domestic same-store sales have outpaced the chicken-QSR and the entire QSR categories, according to independent data.

Openings:

•	The Popeyes system opened 194 restaurants which included 124 domestic and 70 international restaurants, compared to 141 openings in the prior year. Net restaurant openings were 126, compared to 66 net restaurant openings last year.

NEWS RELEASE

Other:

•	Total system-wide sales increased by 8.2%.

•	Excluding the impact of the 53rd week in 2012, the growth in global system-wide sales was 9.9%.

•	Total revenues increased 15% to $206.0 million in 2013 from $178.8 million in the prior year. Included in total revenues was $5.5 million in non-recurring franchise revenues related to the conversions of restaurants acquired in Minnesota and California.

•	Operating EBITDA was $65.2 million at 31.7% of total revenue, compared to $55.9 million at 31.3% of total revenue last year.

•	Free cash flow was $42.0 million in 2013, compared to $36.7 million in 2012.

•	The Company repurchased approximately 504,000 shares of its common stock for approximately $19.9 million.

•	Average restaurant operating profit margins, before rent, of Popeyes domestic freestanding franchised restaurants increased to 21.7% through the end of the third quarter of 2013.

Fourth Quarter 2013 Highlights

•	Adjusted earnings per diluted share were $0.30 vs. $0.34 in 2012.

•	Global same store sales were 0.8%, marking the 15th consecutive quarter of positive same-store sales.

•	We opened 71 new restaurants compared to 62 in the fourth quarter of 2012.

Fiscal 2014 Guidance

The Company expects:

•	Adjusted earnings per diluted share in the range of $1.57 to $1.62.

•	This guidance reflects a two-year average growth of approximately 13% to 14%.

•	Same-store sales growth of 2.0% to 3.0%.

•	New restaurant openings of 180 to 200, with net restaurant openings of 100 to 130, for a system growth rate of approximately 5%.

•	During 2014, the Company expects to open 10 to 15 new company-operated restaurants.

•	General and administrative expenses of 3% of system-wide sales.

•	Capital expenditures for the year of $30 to $35 million.

•	Share repurchases of $20 to $30 million.

Long-Term Guidance

Consistent with previous guidance, over the course of the upcoming five years, the Company believes the execution of its Strategic Plan will deliver on an average annualized basis the following: same-store sales growth of 1% to 3%; net unit growth of 4% to 6%; and earnings per diluted share growth of 13% to 15%.

NEWS RELEASE

Conference Call

The Company will host a conference call and internet webcast with the investment community at 9:00 A.M. Eastern Time on February 27, 2014, to review the results of fiscal 2013. To access the Company’s webcast, go to www.popeyes.com/investors, select “Investor Information” and then select “Popeyes Louisiana Kitchen, Inc. Fiscal 2013 Earnings Conference Call.” A replay of the conference call will be available for 90 days at the Company’s website or through a dial-in number for a limited time following the call.

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of December 29, 2013, Popeyes had 2,225 operating restaurants in the United States, three territories, and 28 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

PLKI Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations,

(404) 459-4673 or investor.relations@popeyes.com

Media inquiries:

Jennifer Webb, Senior Vice President, Operations, Coltrin & Associates, Inc.

(212) 221-1616 ext. 111 or jennifer_webb@coltrin.com

Supplemental Financial Information on pages 4-13

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Consolidated Balance Sheets

As of December 29, 2013 and December 30, 2012

(In millions, except share data)

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$9.6	$17.0
Accounts and current notes receivable, net	8.9	7.3
Other current assets	9.8	4.2
Advertising cooperative assets, restricted	27.8	25.7

Total current assets	56.1	54.2

Long-term assets:
Property and equipment, net	77.6	51.3
Goodwill	11.1	11.1
Trademarks and other intangible assets, net	53.4	53.9
Other long-term assets, net	2.3	1.9

Total long-term assets	144.4	118.2

Total assets	$200.5	$172.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8.5	$7.6
Other current liabilities	8.1	5.9
Current debt maturities	0.3	6.0
Advertising cooperative liabilities	27.8	25.7

Total current liabilities	44.7	45.2

Long-term liabilities:
Long-term debt	66.9	66.8
Deferred credits and other long-term liabilities	30.1	26.2

Total long-term liabilities	97.0	93.0

Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; 23,784,041 and 23,907,428 shares issued and outstanding at the end of fiscal years 2013 and 2012, respectively)	0.2	0.2
Capital in excess of par value	77.9	87.6
Accumulated deficit	(18.7)	(52.8)
Accumulated other comprehensive loss	(0.6)	(0.8)

Total shareholders’ equity	58.8	34.2

Total liabilities and shareholders’ equity	$200.5	$172.4

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Consolidated Statements of Operations

(In millions, except per share data)

	12 Weeks Ended		Year Ended
	12/29/13	12/30/12	12/29/13	12/30/12
	(unaudited)	(unaudited)	(52 weeks)	(53 weeks)
Revenues:
Sales by Company-operated restaurants	$18.6	$16.4	$78.7	$64.0
Franchise royalties and fees	28.4	30.1	121.9	110.5
Rent from franchised restaurants	1.4	1.0	5.4	4.3

Total revenues	48.4	47.5	206.0	178.8

Expenses:
Restaurant food, beverages and packaging	6.1	5.7	26.1	21.7
Restaurant employee, occupancy and other expenses	9.1	8.1	37.9	31.2
General and administrative expenses	18.4	17.9	73.4	67.6
Occupancy expenses-franchise restaurants	0.8	0.8	3.4	2.9
Depreciation and amortization	1.8	1.1	6.7	4.6
Other expenses (income), net	0.1	(0.7)	0.3	(0.5)

Total expenses	36.3	32.9	147.8	127.5

Operating profit	12.1	14.6	58.2	51.3
Interest expense, net	0.9	0.9	3.7	3.6

Income before income taxes	11.2	13.7	54.5	47.7
Income tax expense	4.2	5.1	20.4	17.3

Net income	$7.0	$8.6	$34.1	$30.4

Earnings per common share, basic:	$0.30	$0.36	$1.44	$1.27

Earnings per common share, diluted:	$0.29	$0.35	$1.41	$1.24

Weighted-average shares outstanding
Basic	23.5	23.6	23.6	23.9
Diluted	24.0	24.3	24.1	24.5

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Consolidated Statements of Cash Flows

(In millions)

	2013	2012
Cash flows provided by (used in) operating activities:
Net income	$34.1	$30.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6.7	4.6
Disposals of property and equipment	0.4	0.3
Net gain on sale of assets	(0.1)	(0.9)
Deferred income taxes	4.5	2.2
Non-cash interest expense, net	0.8	0.4
Provision for credit recoveries	(0.7)	(0.1)
Excess tax benefit from share-based payment arrangements	(3.4)	(0.4)
Stock-based compensation expense	5.4	4.9
Change in operating assets and liabilities:
Accounts receivable	(1.6)	(0.2)
Other operating assets	(2.3)	0.8
Accounts payable and other operating liabilities	1.0	(1.8)

Net cash provided by operating activities	44.8	40.2

Cash flows provided by (used in) investing activities:
Capital expenditures	(33.3)	(27.3)
Proceeds from dispositions of property and equipment	0.6	0.4
Capitalized interest	(0.2)	—
Investment in trademark	—	(8.0)

Net cash used in investing activities	(32.9)	(34.9)

Cash flows provided by (used in) financing activities:
Principal payments – 2010 Credit Facility (revolver)	(37.0)	—
Principal payments – 2010 Credit Facility (term loan)	(31.3)	(5.0)
Borrowings under 2013 credit facility (revolver)	63.0	—
Borrowings under 2010 revolving credit facility	—	13.0
Excess tax benefits from share-based payment arrangements	3.4	0.4
Share repurchases	(19.9)	(15.2)
Proceeds from exercise of employee stock options	3.6	1.3
Debt issuance costs	(0.7)	—
Other financing activities, net	(0.4)	(0.4)

Net cash used in financing activities	(19.3)	(5.9)

Net decrease in cash and cash equivalents	(7.4)	(0.6)
Cash and cash equivalents at beginning of year	17.0	17.6

Cash and cash equivalents at end of year	$9.6	$17.0

NEWS RELEASE

	12 Weeks ended		Year Ended
	12/29/13	12/30/12	12/29/13	12/30/12
Same-store sales growth
Company-operated restaurants	(0.9%)	7.8%	2.3%	5.3%
Domestic franchised restaurants	0.3%	6.4%	3.6%	7.5%

Total domestic (Company-operated and franchised restaurants)	0.3%	6.4%	3.6%	7.5%
International franchised restaurants	4.2%	4.3%	4.7%	2.6%

Total global system	0.8%	6.2%	3.7%	6.9%

Company-operated restaurants (all domestic)
Restaurants at beginning of period	49	40	45	40
New restaurant openings	4	5	9	5
Less: Permanent closings	—	—	(1)	—

Restaurants at end of period	53	45	53	45

Franchised restaurants (domestic)
Restaurants at beginning of period	1,696	1,606	1,634	1,587
New restaurant openings	45	37	115	79
Less: Permanent closings	(14)	(6)	(27)	(29)
Temporary (closings)/re-openings, net	(11)	(3)	(6)	(3)

Restaurants at end of period	1,716	1,634	1,716	1,634

Franchised restaurants (international)
Restaurants at beginning of period	442	414	425	408
New restaurant openings	22	20	70	57
Less: Permanent closings	(8)	(13)	(40)	(46)
Temporary (closings)/re-openings, net	—	4	1	6

Restaurants at end of period	456	425	456	425

Total restaurant count at end of period	2,225	2,104	2,225	2,104

NEWS RELEASE

Management’s Use of Non-GAAP Financial Measures

Adjusted Earnings per Diluted Share, Operating EBITDA and Free Cash Flow are supplemental non-GAAP financial measures. The Company uses Adjusted Earnings per Diluted Share, Operating EBITDA and Free Cash Flow, in addition to net income, operating profit and cash flows from operating activities, to assess its performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company believes these measures are important indicators of its operational strength and the performance of its business. Adjusted Earnings per Diluted Share, Operating EBITDA and Free Cash Flow as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. In addition, Adjusted Earnings per Diluted Share, Operating EBITDA and Free Cash Flow: (a) do not represent net income, cash flows from operations or earnings per share as defined by GAAP; (b) are not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered as an alternative to net income, earnings per share, operating profit, cash flows from operating activities or other financial information determined under GAAP.

NEWS RELEASE

Adjusted Earnings Per Diluted Share: Calculation and Definition

The Company defines Adjusted Earnings for the periods presented as the Company’s reported net income after adjusting for certain non-operating items consisting of the following:

(i) other expense (income), net, as follows:

•	Fourth quarter 2013 includes $0.1 million loss on the disposal of fixed assets.

•	Fourth quarter 2012 includes a $0.3 million gain on the sale of real estate assets and the recognition of $0.5 million in deferred gains related to seven properties formerly leased to a franchisee, partially offset by $0.1 million in disposals of fixed assets and other expenses, net.

•	Fiscal 2013 includes $0.4 million loss on disposals of property and equipment partially offset by $0.1 million in net gain on sale of assets.

•	Fiscal 2012 includes $0.9 million in gains on sale of real estate assets to franchisees, partially offset by $0.3 million loss on disposals of property and equipment and $0.1 million of hurricane-related expenses, net;

(ii) for fourth quarter 2013 and fiscal 2013, $0.4 million in interest expense from the retirement of the 2010 Credit Facility,

(iii) for fiscal 2012, $0.5 million in legal fees related to licensing arrangements, and

(iii) the tax effect of these adjustments at the effective statutory rates.

Adjusted Earnings per Diluted Share provides the per share effect of adjusted net income on a diluted basis. The following table reconciles on a historical basis the fourth quarter 2013, fourth quarter 2012, fiscal 2013 and fiscal 2012, the Company’s Adjusted Earnings per Diluted Share on a consolidated basis to the line on its consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its consolidated statement of operations:.

(in millions, except per share data)	Q4 2013	Q4 2012	Fiscal 2013	Fiscal 2012
Net income	$7.0	$8.6	$34.1	$30.4

Other expense (income), net	0.1	(0.7)	0.3	(0.5)
Interest expense associated with 2010 credit facility retirement	0.4	—	0.4	—

Legal fees related to licensing arrangements	—	—	—	0.5
Tax effect	(0.2)	0.3	(0.3)	—

Adjusted net income	$7.3	$8.2	$34.5	$30.4

Adjusted earnings per diluted share	$0.30	$0.34	$1.43	$1.24

Weighted average diluted shares outstanding	24.0	24.3	24.1	24.5

NEWS RELEASE

Operating EBITDA: Calculation and Definition

The Company defines Operating EBITDA as “earnings before interest expense, taxes, depreciation and amortization, other expenses (income), net and legal fees related to licensing arrangements”. The following table reconciles on a historical basis for fiscal years 2013 and 2012, the Company’s Operating EBITDA on a consolidated basis to the line on its consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its consolidated statement of operations. Operating EBITDA margin is defined as operating EBITDA divided by total revenues.

(dollars in millions)	Fiscal 2013	Fiscal 2012
Net income	$34.1	$30.4
Interest expense, net	3.7	3.6
Income tax expense	20.4	17.3
Depreciation and amortization	6.7	4.6
Other expenses (income), net	0.3	(0.5)
Legal fees related to licensing arrangements	—	0.5

Operating EBITDA	$65.2	$55.9

Total Revenues	$206.0	$178.8

Operating EBITDA margin	31.7%	31.3%

NEWS RELEASE

Free Cash Flow: Calculation and Definition

The Company defines Free Cash Flow as net income plus depreciation and amortization plus stock-based compensation expense, minus maintenance capital expenditures which includes: for fiscal year 2013, $2.2 million in company-operated restaurant reimages, $0.9 million of information technology hardware and software and $1.1 million in other capital assets to maintain, replace and extend the lives of company-operated restaurant facilities and equipment; and for fiscal 2012 $0.6 million in company-operated restaurant reimages, $1.1 million of information technology hardware and software and $1.5 million in other capital assets to maintain, replace and extend the lives of company-operated restaurant facilities. In 2013, maintenance capital expenditures exclude $13.8 million related to the acquired restaurants in Minnesota and California and $15.3 million for the construction of new Company-operated restaurants. In 2012, maintenance capital expenditures exclude $16.9 million related to the acquired restaurants in Minnesota and California and $7.2 million for the construction of new Company-operated restaurants.

The following table reconciles on a historical basis for fiscal 2013 and fiscal 2012, the Company’s Free Cash Flow on a consolidated basis to the line on its consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its consolidated statements of operations.

(dollars in millions)	Fiscal 2013	Fiscal 2012
Net income	$34.1	$30.4
Depreciation and amortization	6.7	4.6
Stock-based compensation expense	5.4	4.9
Maintenance capital expenditures	(4.2)	(3.2)

Free cash flow	$42.0	$36.7

Forward-Looking Statement: Certain statements in this Press Release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2014 and beyond, expectations regarding future growth and commodity costs, expectations regarding restaurant reimaging, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2014 and long-term performance, including projections regarding general and administrative expenses, capital expenditures and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns

NEWS RELEASE

about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2013 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2013 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2013 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.